Exhibit  23


CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Intelligent Electronics, Inc.

We consent to incorporation by reference in the Registration Statements (No. 33-39398, 333-15971 and 333-19161) on Form
S-3 and (No. 33-144436, 33-42119 and 33-60771) on Form S-8
of Intelligent Electronics, Inc. of our reports dated April 2, 1998, relating to the consolidated balance sheet of Intelligent Electronics, Inc. and subsidiaries as of January 31, 1998, the related consolidated statements of operations, shareholders' equity and cash flows and the related schedule for the year then ended, which reports are included in the January 31, 1998 annual report on Form 10-K of Intelligent Electronics, Inc.




KPMG Peat Marwick LLP

Philadelphia, PA
April 2, 1998

                                                       Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in both the Prospectus constituting part of the Registration
Statement on Forms S-3 (No. 33-39398, 333-15971 and 333-
19161) and the Registration Statements on Forms S-8 (Nos.
33-144436, 33-42119 and 33-60771) of Intelligent
Electronics, Inc. of our report dated April 30, 1997, appearing on page 16 of this Form 10-K.



PRICE WATERHOUSE LLP






Philadelphia, PA
April 6, 1998